Exhibit 5.1

Michael E. Tenta

T: +1 650 843 5636

mtenta@cooley.com

August 5, 2015

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as counsel to Cytokinetics, Incorporated, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 3,789,879 shares of the Company’s Common Stock, par value $0.001 per share, including (i) 3,130,000 shares (the “EIP Shares”) issuable pursuant to the Company’s 2004 Equity Incentive Plan, as amended (the “2004 EIP”), and (ii) 659,879 shares (the “ESPP Shares”) issuable pursuant to the Company’s 2015 Employee Stock Purchase Plan (the “2015 ESPP” and together with the 2004 EIP, the “Plans”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the Plans, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and (d) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the EIP Shares and the ESPP Shares, when sold and issued in accordance with the Plans, and the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

3175 HANOVER STREET, PALO ALTO, CALIFORNIA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

August 5, 2015

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ Michael E. Tenta
Michael E. Tenta

3175 HANOVER STREET, PALO ALTO, CALIFORNIA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM